Exhibit 4.2
PREFERRED STOCK WARRANT
NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO SALE OR DISPOSITION MAY BE EFFECTED EXCEPT IN COMPLIANCE WITH RULE 144 UNDER SAID ACT WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.
WARRANT TO PURCHASE 134,408 SHARES OF SERIES A PREFERRED STOCK
Dated: March 29th, 2007
THIS CERTIFIES THAT, for value received, Oxford Finance Corporation, (“Holder”) is entitled to subscribe for and purchase 134,408 shares of the fully paid and nonassessable Series A Preferred Stock (the “Shares” or the “Preferred Stock”) of NuPathe, Inc., a Delaware corporation (the “Company”), at the Warrant Price (as hereinafter defined), subject to the provisions and upon the terms and conditions hereinafter set forth. As used herein, the term “Series A Preferred Stock” shall mean the Company’s presently authorized Series A Preferred Stock, and any stock into which such Series A Preferred Stock may hereafter be exchanged.
1. Warrant Price. The Warrant Price shall be 93/100 ($0.93) per share, subject to further adjustment upon the occurrence of certain events as provided in Section 7 below.
2. Conditions to Exercise. The purchase right represented by this Warrant may be exercised at any time, or from time to time, in whole or in part during the term commencing on the date hereof and ending on the later of:
(a)	5:00 P.M. Eastern Standard time on the 7th anniversary of the date of this Warrant Agreement; and

(b)	five (5) years after the closing of the Company’s initial public offering of its Common Stock (“IPO”) effected pursuant to a Registration Statement on Form S-1 (or its successor) filed under the Securities Act of 1933, as amended (the “Act”), but in no event later than 10th anniversary of this Warrant Agreement;
provided, however, that in the event of an “Acquisition” as defined in Section 3(e)(iv), this Warrant shall terminate at an earlier date pursuant to the terms of Section 3(e)(i)-(iii), as applicable.
     In the event that, although the Company shall have given notice of a transaction pursuant to subparagraph (b) hereof, the transaction does not close within 60 days of the day specified by the Company, unless otherwise elected by the Holder any exercise of the Warrant subsequent to the giving of such notice shall be rescinded and the Warrant shall again be exercisable until terminated in accordance with this Section 2.
3. Method of Exercise; Payment; Issuance of Shares; Issuance of New Warrant.
(a)	Cash Exercise. Subject to Section 2 hereof, the purchase right represented by this Warrant may be exercised by the Holder hereof, in whole or in part, by the surrender of this Warrant (with a duly executed Notice of Exercise in the form attached hereto) at the

PREFERRED STOCK WARRANT
principal office of the Company (as set forth in Section 19 below) and by payment to the Company, by check, of an amount equal to the then applicable Warrant Price per share multiplied by the number of shares then being purchased. In the event of any exercise of the rights represented by this Warrant, certificates for the shares of stock so purchased shall be in the name of, and delivered to, the Holder hereof, or as such Holder may direct (subject to the terms of transfer contained herein and upon payment by such Holder hereof of any applicable transfer taxes). Such delivery shall be made within 10 days after exercise of the Warrant and at the Company’s expense and, unless this Warrant has been fully exercised or expired, a new Warrant having terms and conditions substantially identical to this Warrant and representing the portion of the Shares, if any, with respect to which this Warrant shall not have been exercised, shall also be issued to the Holder hereof within 10 days after exercise of the Warrant.

(b)	Net Issue Exercise. In lieu of exercising this Warrant pursuant to Section 3(a), Holder may elect to receive shares equal to the value of this Warrant (or of any portion thereof remaining unexercised) by surrender of this Warrant at the principal office of the Company together with notice of such election, in which event the Company shall issue to Holder the number of shares of the Company’s Series A Preferred Stock computed using the following formula:

X =	Y (A-B)
A
Where X = the number of shares of Series A Preferred Stock to be issued to Holder.

Y = the number of shares of Series A Preferred Stock purchasable under this Warrant (at the date of such calculation).

A = the Fair Market Value of one share of the Company’s Series A Preferred Stock (at the date of such calculation).

B = Warrant Exercise Price (as adjusted to the date of such calculation).

(c)	Fair Market Value. For purposes of this Section 3, the “Fair Market Value” of one share of the Company’s Series A Preferred Stock shall mean:
(i)	If the Common Stock is traded on Nasdaq or other over-the-counter system or on an exchange, the per share Fair Market Value for the Series A Preferred Stock will be the average of the closing bid and asked prices of the Common Stock quoted in the Over-The-Counter Market Summary or the closing price quoted on any exchange on which the Common Stock is listed, whichever is applicable, as published in the Western Edition of The Wall Street Journal for the ten (10) trading days prior to the date of determination of Fair Market Value multiplied by the number of shares of Common Stock into which each share of Series A Preferred Stock is then convertible; or

(ii)	In the event of an exercise in connection with a merger, acquisition or other consolidation in which the Company is not the surviving entity, the per share Fair Market Value for the Series A Preferred Stock shall be the value to be received per share of Series A Preferred Stock by all Holders of the Series _A Preferred Stock in such transaction as determined by the Board of Directors; or

PREFERRED STOCK WARRANT
(iii)	In any other instance, the per share Fair Market Value for the Series A Preferred Stock shall be as determined in good faith by the Company’s Board of Directors unless Holder elects to have such fair market value determined by an appraiser, which election must be made by Holder within ten (10) business days of the date the Company notifies Holder of the fair market value as determined by its Board of Directors. In the event of such an appraisal, the cost thereof shall be borne by the Holder unless such appraisal results in a fair market value in excess of 115% of that determined by the Company’s Board of Directors, in which event the Company shall bear the cost of such appraisal.
       In the event of 3(c)(ii) or 3(c)(iii), above, the Company’s Board of Directors shall prepare a certificate, to be signed by an authorized Officer of the Company, setting forth in reasonable detail the basis for and method of determination of the per share Fair Market Value of the Series A Preferred Stock. The Board will also certify to the Holder that this per share Fair Market Value will be applicable to all holders of the Company’s Series A Preferred Stock. Such certification must be made to Holder at least thirty (30) business days prior to the proposed effective date of the merger, consolidation, sale, or other triggering event as defined in 3(c)(ii) and 3(c)(iii).
(d)	Automatic Exercise. To the extent this Warrant is not previously exercised, and if the Fair Market Value of one share of the Company’s Series A Preferred Stock is greater than the Warrant Price then in effect, this Warrant shall be automatically exercised in accordance with Sections 3(b) and 3(c) hereof (even if not surrendered) immediately before its expiration. To the extent this Warrant or any portion thereof is deemed automatically exercised pursuant to this Section 3(d), the Company agrees to promptly notify the Holder of the number of Shares, if any, the Holder is to receive by reason of such automatic exercise.

(e)	Treatment of Warrant Upon Acquisition of Company.
(i)	Upon the written request of the Company, Holder agrees that, in the event of an Acquisition (as defined below) in which the sole consideration is cash, either (a) Holder shall exercise its conversion or purchase right under this Warrant and such exercise will be deemed effective immediately prior to the consummation of such Acquisition or (b) if Holder elects not to exercise the Warrant, this Warrant will expire upon the consummation of such Acquisition. The Company shall provide the Holder with written notice of its request relating to the foregoing (together with such reasonable information as the Holder may request in connection with such contemplated Acquisition giving rise to such notice), which is to be delivered to Holder not less than 10 days prior to the closing of the proposed Acquisition.

(ii)	Upon written request of the Company, Holder agrees that, in the event of a stock for stock Acquisition of the Company by a publicly traded acquirer , Company may require the Warrant to be deemed automatically exercised and the Holder shall participate in the Acquisition as a holder of the Shares (or other securities issuable upon exercise of the Warrant) on the same terms as other holders of the same class of securities of the Company.

PREFERRED STOCK WARRANT
(iii)	Upon the closing of any Acquisition other than those particularly described in subsections (i) or (ii) above, the successor entity shall assume the obligations of the Warrant, and the Warrant shall be exercisable for the same securities, cash, and property as would be payable for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on the record date for the Acquisition and subsequent closing. The Warrant Price and/or number of Shares shall be adjusted accordingly.

(iv)	For the purpose of this Warrant, “Acquisition” means any sale, license, or other disposition of all or substantially all of the assets of the Company, or any reorganization, consolidation, or merger of the Company where the holders of the Company’s securities before the transaction beneficially own less than 50% of the outstanding voting securities of the surviving entity after the transaction, other than in connection with an initial public offering.
4. Representations and Warranties of Holder and Restrictions on Transfer Imposed by the Securities Act of 1933.
(a)	Representations and Warranties by Holder. The Holder represents and warrants to the Company with respect to this purchase as follows:
(i)	The statements made in this Section 4 are true and correct on the date hereof and shall be true and correct in all material respects upon the exercise of the purchase right represented by this Warrant under the terms set forth in Section 3 hereof.

(ii)	The Holder has substantial experience in evaluating and investing in private placement transactions of securities of companies similar to the Company so that the Holder is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its interests.

(iii)	The Holder is acquiring the Warrant and the Shares of Series A Preferred Stock issuable upon exercise of the Warrant (collectively the “Securities”) for investment for its own account and not with a view to, or for resale in connection with, any distribution thereof. The Holder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person with respect to the Securities. The Holder understands that the Securities have not been registered under the Securities Act of 1933, as amended (the “Act”) by reason of a specific exemption from the registration provisions of the Act, which depends upon, among other things, the bona fide nature of the investment intent as expressed herein. In this connection, the Holder understands that, in the view of the Securities and Exchange Commission (the “SEC”), the statutory basis for such exemption may be unavailable if this representation was predicated solely upon a present intention to hold the Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities or for a period of one year or any other fixed period in the future.

(iv)	The Holder is an “accredited investor” within the meaning of Regulation D under the Act.

PREFERRED STOCK WARRANT
(v)	The Holder acknowledges that the Securities must be held indefinitely unless subsequently registered under the Act or an exemption from such registration is available. The Holder is aware of the provisions of Rule 144 promulgated under the Act (“Rule 144”) which permits limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions, including, in case the securities have been held for more than one but less than two years, the existence of a public market for the shares, the availability of certain public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being through a “broker’s transaction” or in a transaction directly with a “market maker” (as provided by Rule 144(f)) and the number of shares or other securities being sold during any three-month period not exceeding specified limitations.

(vi)	The Holder further understands that at the time the Holder wishes to sell the Securities there may be no public market upon which such a sale may be effected, and that even if such a public market exists, the Company may not be satisfying the current public information requirements of Rule 144, and that in such event, the Holder may be precluded from selling the Securities under Rule 144 unless a) a one-year minimum holding period has been satisfied and b) the Holder was not at the time of the sale nor at any time during the three-month period prior to such sale an affiliate of the Company.

(vii)	The Holder has had an opportunity to discuss the Company’s business, management and financial affairs with its management and an opportunity to review the Company’s facilities. The Holder understands that such discussions, as well as the written information issued by the Company, were intended to describe the aspects of the Company’s business and prospects which it believes to be material but were not necessarily a thorough or exhaustive description.
(b)	Legends. Each certificate representing the Securities shall be endorsed with the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED UNLESS COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT, A “NO ACTION” LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION WITH RESPECT TO SUCH TRANSFER, A TRANSFER MEETING THE REQUIREMENTS OF RULE 144 OF THE SECURITIES AND EXCHANGE COMMISSION, OR (IF REASONABLY REQUIRED BY THE COMPANY) AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY SUCH TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

The Company need not enter into its stock register a transfer of Securities unless the conditions specified in the foregoing legend are satisfied. The Company may also instruct its transfer agent not to register the transfer of any of the Shares unless the conditions specified in the foregoing legend are satisfied.

(c)	Removal of Legend and Transfer Restrictions. The legend relating to the Act endorsed on a certificate pursuant to Section 4(b) of this Warrant and the stop transfer instructions

PREFERRED STOCK WARRANT
with respect to the Securities represented by such certificate shall be removed upon request of the Holder and the Company shall issue a certificate without such legend to the Holder of the Securities if at such time the restrictions on the transfer of the applicable security shall have terminated.
5. Condition of Transfer or Exercise of Warrant. It shall be a condition to any transfer or exercise of this Warrant that at the time of such transfer or exercise, the Holder shall provide the Company with a representation in writing that the Holder or transferee is acquiring this Warrant and the shares of Series A Preferred Stock to be issued upon exercise, in compliance with applicable federal and state securities laws by the Holder and the transferee. As a further condition to any transfer of this Warrant or any or all of the shares of Series A Preferred Stock issuable upon exercise of this Warrant, other than a transfer registered under the Act, the Company must have received a legal opinion, in form and substance satisfactory to the Company and its counsel, reciting the pertinent circumstances surrounding the proposed transfer and stating that such transfer is exempt from the registration and prospectus delivery requirements of the Act. Notwithstanding the foregoing, this Warrant or such shares of Series A Preferred Stock or Common Stock may, as to such federal laws, be offered, sold or otherwise disposed of in accordance with Rule 144 or 144A under the Act, provided that the Company shall have been furnished with such information as the Company may reasonably request to provide a reasonable assurance that the provisions of Rule 144 or 144A have been satisfied. Each certificate representing this Warrant or the shares of Series A Preferred Stock thus transferred (except a transfer pursuant to Rule 144 or 144A) shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with such laws, unless in the aforesaid opinion of counsel for the holder, such legend is not required in order to ensure compliance with such laws. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions. Neither any restrictions of any legend described in this Warrant nor the requirements of this Section 5 shall apply to any transfer of, or grant of a security interest in, this Warrant (or the Series Preferred or Common Stock obtainable upon exercise thereof) or any part hereof to the parent company of the Holder or any affiliate of the Holder [under control of the parent company of the Holder]; provided, however, in any such transfer, if applicable, the transferee shall on the Company’s request agree in writing to be bound by the terms of this Warrant as if an original holder hereof.
6. Stock Fully Paid; Reservation of Shares. All Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and nonassessable, and free from all taxes, liens, preemptive rights and charges with respect to the issue thereof. During the period within which the rights represented by this Warrant may be exercised, the Company will use reasonable efforts to have authorized, and reserved for issuance upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Series A Preferred Stock to provide for the exercise of the rights represented by this Warrant.
7. (a) Adjustment for Certain Events. In the event of changes in the outstanding Series A Preferred Stock by reason of stock dividends, stock splits, reverse splits, subdivisions, split-ups, recapitalizations, reclassifications, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations, liquidations, or the like, the number and class of shares available under the Warrant in the aggregate and the Warrant Price shall be correspondingly adjusted, as appropriate, by the Board of Directors of the Company. The adjustment shall be such as will give the Holder of this Warrant upon exercise for the same aggregate Warrant Price the total number, class and kind of shares as it would have owned had the Warrant been exercised prior to the event and had it continued to hold such shares until after the event requiring adjustment.
     (b) Other Antidilution Protections. Additional antidilution rights applicable to the Series A Preferred Stock purchasable hereunder are as set forth in the Certificate of Incorporation. Such

PREFERRED STOCK WARRANT
antidilution rights shall not be restated, amended, modified or waived in any manner that is adverse to the Holder hereof and different from other holders of Series A Preferred Stock without the Holder’s written consent. The Company shall promptly provide the Holder with any restatement, amendment, modification or waiver of the Certification of Incorporation.
8. Notice of Adjustments. Whenever any Warrant Price shall be adjusted pursuant to Section 7 hereof, the Company shall prepare a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price and number of shares issuable upon exercise of the Warrant after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (by certified or registered mail, return receipt required, postage prepaid) within 30 days of such adjustment to the Holder of this Warrant as set forth in Section 18 hereof.
9. Transferability of Warrant. This Warrant is transferable on the books of the Company at its principal office by the registered Holder hereof upon surrender of this Warrant properly endorsed, subject to compliance with Section 5 and applicable federal and state securities laws. The Company shall issue and deliver to the transferee a new Warrant representing the Warrant so transferred. Upon any partial transfer, the Company will issue and deliver to Holder a new Warrant with respect to the Warrant not so transferred. Holder shall not have any right to transfer any portion of this Warrant to any direct competitor of the Company unless the Company is a public company.
10. (a) Registration Rights. The Company grants registration rights to the Holder of this Warrant for any Common Stock of the Company obtained upon conversion of the Series A Preferred Stock, comparable to the registration rights granted to the investors in that certain Investor Rights Agreement dated as of August 31, 2006, (the “Registration Rights Agreement”), with the following exceptions and clarifications: (1) The Holder will have not have the right to demand registration, but can otherwise participate in any registration demanded by others; (2) the Holder will be subject to the same provisions regarding indemnification as contained in the Registration Rights Agreement; and (3) the registration rights are freely assignable by the Holder of this Warrant in connection with a permitted transfer of this Warrant or the Shares.
     (b) “Market Stand-Off” Agreement. Holder hereby agrees that following the effective date of the first registration statement of the Company covering common stock (or other securities) to be sold on behalf of the Company in an underwritten public offering, it will not, to the extent requested by the Company and any underwriter, sell or otherwise transfer or dispose of (other than to designees or transferees who agree to be similarly bound) any of the Shares at any time during such period as requested by the Company and the underwriter of such offering; provided, however, that all officers and directors of the Company who hold securities of the Company or options to acquire securities of the Company and all other persons with registration rights enter into similar agreements.
11. No Fractional Shares. No fractional share of Preferred Stock will be issued in connection with any exercise hereunder, but in lieu of such fractional share the Company shall make a cash payment therefor upon the basis of the Warrant Price then in effect.
12. Charges, Taxes and Expenses. Issuance of certificates for shares of Series A Preferred Stock upon the exercise of this Warrant shall be made without charge to the Holder for any United States or state of the United States documentary stamp tax or other incidental expense with respect to the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder.

PREFERRED STOCK WARRANT
13. No Shareholder Rights Until Exercise. This Warrant does not entitle the Holder hereof to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof.
14. Registry of Warrant. The Company shall maintain a registry showing the name and address of the registered Holder of this Warrant. This Warrant may be surrendered for exchange or exercise, in accordance with its terms, at such office or agency of the Company, and the Company and Holder shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.
15. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft, or destruction, of indemnity reasonably satisfactory to it, and, if mutilated, upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant, having terms and conditions substantially identical to this Warrant, in lieu hereof.
16. Recovery of Litigation Costs. If any legal action or other proceeding is brought for the enforcement of this Warrant, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Warrant, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys’ fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.
17. Miscellaneous.
(a)	Issue Date. The provisions of this Warrant shall be construed and shall be given effect in all respect as if it had been issued and delivered by the Company on the date hereof.

(b)	Successors. This Warrant shall be binding upon any successors or assigns of the Company.

(c)	Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.

(d)	Headings. The headings used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant.

(e)	Saturdays, Sundays, Holidays. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday in the Commonwealth of Virginia, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.

(f)	Severability. The invalidity or unenforceability of any provision of this Warrant in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction, or affect any other provision of this Warrant, which shall remain in full force and effect.

(g)	Entire Agreement; Modification. This Warrant constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and undertakings of the parties, whether oral or written, with respect to such subject matter.
18. No Impairment. The Company shall not by any action including, without limitation, amending its articles or certificate of incorporation or by-laws, any reorganization, transfer of assets, consolidation,

PREFERRED STOCK WARRANT
merger, share exchange dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Warrants or impair the ability of the Holder(s) to realize upon the intended economic value hereof, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary to protect the rights of the Holder(s) hereof against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any shares of Common Stock issuable upon the exercise of the Warrants above the amount payable therefor upon such exercise, (b) take all such commercially reasonable action as may be necessary in order that the Company may validly issue fully paid and nonassessable shares of Preferred Stock upon the exercise of the Warrant (and Common Stock issued upon conversion of such Preferred Stock), (c) take commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under the Warrants and (d) not reclassify or convert common stock.
19. Addresses. Any notice required or permitted hereunder shall be in writing and shall be mailed by overnight courier, registered or certified mail, return receipt required, and postage pre-paid, or otherwise delivered by hand or by messenger, addressed as set forth below, or at such other address as the Company or the Holder hereof shall have furnished to the other party.

If to the Company:	NuPathe, Inc.
375 East Elm Street, Suite 110
Conshohocken, PA 19428
Attn: General Counsel

If to the Holder:	Oxford Finance Corporation
133 N. Fairfax Street
Alexandria, VA 22314
Attn:

PREFERRED STOCK WARRANT
IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officers thereunto duly authorized.
Dated as of March 29th, 2007.

By:	/s/ J.H. Hollingsworth
	Name:	J.H. Hollingsworth
	Title:	CEO

PREFERRED STOCK WARRANT
NOTICE OF EXERCISE

TO:

1. The undersigned Warrantholder (“Holder”) elects to acquire shares of the Series A Preferred Stock (the “Preferred Stock”) of NuPathe, Inc., a Delaware corporation (the “Company”), pursuant to the terms of the Stock Purchase Warrant dated ___, (the “Warrant”).
2. The Holder exercises its rights under the Warrant as set forth below:
( )	The Holder elects to purchase ______ shares of Series A Preferred Stock as provided in Section 3(a), (c) and tenders herewith a check in the amount of $___ as payment of the purchase price.

( )	The Holder elects to convert the purchase rights into shares of Series A Preferred Stock as provided in Section 3(b), (c) of the Warrant.
3. The Holder surrenders the Warrant with this Notice of Exercise.
4. The Holder represents that it is acquiring the aforesaid shares of Series A Preferred Stock for investment and not with a view to, or for resale in connection with, distribution and that the Holder has no present intention of distributing or reselling the shares, all except in compliance with all applicable federal and state securities laws.
5. Please issue a certificate representing the shares of the Series A Preferred Stock in the name of the Holder or in such other name as is specified below:

Name:

Address:

Taxpayer I.D.:

Oxford Finance Corporation

By:

Name:

Title:

Date:

THE WARRANT AMENDED HEREBY WAS ORIGINALLY ISSUED ON MARCH 29, 2007, AND NEITHER THE WARRANT NOR THIS AMENDMENT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW, AND MAY NOT BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH APPLICABLE FEDERAL AND STATE SECURITIES LAWS AND THE OTHER RESTRICTIONS ON TRANSFER SET FORTH IN THE WARRANT.
FIRST AMENDMENT TO PREFERRED STOCK WARRANT
          THIS FIRST AMENDMENT TO PREFERRED STOCK WARRANT (this “Amendment”), dated as of May 6, 2010, by and between NUPATHE INC., a Delaware corporation (the “Company”), and Oxford Finance Corporation (“Holder”).
RECITALS
          A. The Company issued to Holder that certain Preferred Stock Warrant, dated March 29, 2007, entitling Holder, subject to the provisions of such warrant, to purchase 134,408 fully paid and nonassessable shares of Series A Preferred Stock of the Company, par value $0.001 per share, at an exercise price of $0.93 per share (the “Warrant”).
          B. The Company and Holder desire to amend the Warrant as set forth herein.
          NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the mutual covenants contained herein, hereby agree as follows:
1. Warrant Amendment. Section 7(c) is hereby added to the Warrant as follows:
“(c) Adjustment for Conversion of Series A Preferred Stock. If all of the outstanding shares of Series A Preferred Stock are converted into Common Stock of the Company in accordance with the terms of the Certificate of Incorporation of the Company, as amended from time to time, then, effective upon such conversion, (i) this Warrant shall be exercisable for such number of shares of Common Stock as is equal to the number of shares of Common Stock that each share of Series A Preferred Stock was converted into, multiplied by the number of shares of Series A Preferred Stock subject to this Warrant immediately prior to such conversion, (ii) the Warrant Price shall be the Warrant Price in effect immediately prior to such conversion divided by the number of shares of Common Stock into which each share of Series A Preferred Stock was converted, and (iii) all references in this Warrant to “Preferred Stock” and “Series A Preferred Stock” shall thereafter be deemed to refer to “Common Stock.”

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2. Effectiveness of Amendment. Upon execution hereof by both parties hereto, the Amendment shall be deemed to be effective without any further action of either party hereto and the Warrant shall automatically be read as if the amendment set forth in Section 1 were a part thereof. All other terms in the Warrant shall remain in full force and effect; provided that to the extent that any term in the Warrant would be inconsistent with the actions taken hereunder, such term shall be deemed to be modified so as to be consistent with the modification of terms set forth above.
3. General Matters.
3.1.	Contents of Amendment. This Amendment, together with the Warrant, sets forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby and supersedes all prior agreements or understandings among the parties regarding those matters.

3.2.	Amendment, parties hereto in Interest, Etc. This Amendment may be amended, modified or supplemented only by a written instrument duly executed by each of the parties hereto. This Amendment shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, legal representatives, successors and permitted assigns of the parties hereto. Nothing in this Amendment shall confer any rights upon any entity other than the parties hereto and their respective heirs, legal representatives, successors and assigns.

3.3.	Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be binding as of the date first written above, and, when delivered, all of which shall constitute one and the same instrument. A facsimile signature or electronically scanned copy of a signature shall constitute and shall be deemed to be sufficient evidence of a party hereto’s execution of this Amendment, without necessity of further proof. Each such copy shall be deemed an original, and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.

3.4.	Governing Law. This Amendment shall be construed and interpreted in accordance with the internal laws of the Commonwealth of Virginia without regard to any choice of law or conflict of law, choice of forum or provision, rule or principle (whether of the Commonwealth of Virginia or any other jurisdiction) that might otherwise refer construction or interpretation of this Amendment to the substantive law of another jurisdiction.
[Signature Page Follows on Next Page]

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          IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first written above.

NUPATHE INC.
By:	/s/ Keith A. Goldan
	Name:	Keith A. Goldan
	Title:	Chief Financial Officer

OXFORD FINANCE CORPORATION
By:	/s/ T. A. Lex
	Name:	T. A. Lex
	Title:	COO

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